UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2017

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona		85254
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note

As previously disclosed, on August 7, 2017 (the “Effective Date”), Nuverra Environmental Solutions, Inc. (the “Company”) and certain of its material subsidiaries (collectively with the Company, the “Nuverra Parties”) emerged from Bankruptcy protection under chapter 11 of the United States Bankruptcy Code, pursuant to their Amended Joint Plans of Reorganization (collectively, the “Plan”), which were confirmed by the United States Bankruptcy Court for the District of Delaware on July 25, 2017.

This Current Report on Form 8-K contains summary descriptions of certain documents and agreements to which the Company became a party pursuant to the Plan in connection with the Nuverra Parties’ emergence from the chapter 11 cases, certain agreements that were terminated pursuant to the Plan, and certain other information related to the Company’s emergence from chapter 11 of the Bankruptcy Code. The descriptions in this Current Report on Form 8-K are qualified in their entirety by reference to the Plan, which is incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 31, 2017, and to the other exhibits to this Current Report on Form 8-K. All defined terms not defined herein have the meaning as set forth in the Plan.

Item 1.01.	Entry into a Material Definitive Agreement.

First Lien Credit Agreement

On the Effective Date, pursuant to the Plan, the Company entered into a $45 million First Lien Credit Agreement (the “Credit Agreement”) by and among the lenders party thereto (the “Credit Agreement Lenders”), ACF FinCo I, LP, as administrative agent (the “Credit Agreement Agent”), and the Company. Pursuant to the Credit Agreement, the Credit Agreement Lenders agreed to extend to the Company a $30 million senior secured revolving credit facility (the “Revolving Loans”) and a $15 million senior secured term loan facility (the “Term Loan”) (i) to repay obligations outstanding under the Company’s pre-Effective Date asset based lending facility and debtor in possession asset based lending facility, (ii) to make certain payments as provided in the Plan, (iii) to pay costs and expenses incurred in connection with the Plan, and (iv) for working capital, transaction expenses, and other general corporate purposes. The Credit Agreement also contains an accordion feature that provides for an increase in availability of up to an additional $20 million, subject to the satisfaction of certain terms and conditions contained in the Credit Agreement.

The Revolving Loans and the Term Loan mature on August 7, 2020, at which time the Company must repay the outstanding principal amount of the Revolving Loans and the Term Loan, together with interest accrued and unpaid thereon. The Revolving Loans borrowed may be repaid and, subject to the terms and conditions of the Credit Agreement, reborrowed at any time during the term of the Credit Agreement. The principal amount of the Term Loan shall be repaid in $178,871.43 installments beginning on September 1, 2017 and the first day of each calendar month thereafter prior to maturity. Interest on the Revolving Loans accrues at a per annum rate equal to the LIBOR Rate (as defined in the Credit Agreement) plus 5.25% and interest on the Term Loan accrues at a per annum rate equal to the LIBOR Rate plus 7.25%; however, if there is an Event of Default (as defined in the Credit Agreement), the Credit Agreement Agent, in its sole discretion, may increase the applicable interest rate at a per annum rate equal to three percentage points above the per annum rate otherwise applicable thereunder.

The Credit Agreement also contains certain affirmative and negative covenants, as well as other terms and conditions that are customary for revolving credit facilities and term loans of this type.

The foregoing description of the Credit Agreement is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 1.01.

Second Lien Term Loan Credit Agreement

On the Effective Date, pursuant to the Plan, the Company also entered into a Second Lien Term Loan Credit Agreement (the “Term Loan Agreement”) by and among the lenders party thereto (the “Term Loan Lenders”), Wilmington Savings Fund Society, FSB (“Wilmington”), as administrative agent (the “Term Loan Agent”), and the Company. Pursuant to the Term Loan Agreement, the Term Loan Lenders agreed to extend to the Company a $26.79 million senior second lien term loan facility (the “Second Lien Term Loan”), of which $21,053,000 was advanced on the Effective Date and up to an additional $5,737,000 (“Delayed Draw Term Loan”) is available at the request of the Company after the closing date subject to the satisfaction of certain terms and conditions specified in the Term Loan Agreement. The Term Loan Lenders extended the Second Lien Term Loan, among other things, (i) to repay obligations outstanding under the Company’s pre-Effective Date asset based lending facility and debtor in possession asset based lending facility, (ii) to make certain payments as provided in the Plan, (iii) to pay costs and expenses incurred in connection with the Plan, and (iv) for working capital, transaction expenses and other general corporate purposes.

The Second Lien Term Loan matures on February 7, 2021, at which time the Company must repay all outstanding obligations under the Second Lien Term Loan. The principal amount of the Second Lien Term Loan shall be repaid in $263,162.50 installments beginning on October 1, 2017 and the first day of each fiscal quarter thereafter prior to maturity, with such amount to be proportionally increased as the result of the incurrence of a Delayed Draw Term Loan. Interest on the Second Lien Term Loan accrues at both a rate equal to 11%, 5.5% per annum of which is payable in cash and 5.5% which is payable in kind prior to February 7, 2018 (or such later date as the Company may select in accordance with the terms of the Term Loan Agreement) and, on or after February 7, 2018 (or such later date), at a per annum rate equal to 11%, payable in cash, in arrears, on the first day of each month; however, upon the occurrence and during the continuation of an Event of Default (as defined in the Credit Agreement) due to a voluntary or involuntary bankruptcy filing, automatically, or any other Event of Default, at the election of the Term Loan Agent, the Second Lien Term Loan and all obligations thereunder shall bear interest at a per annum rate equal to three percentage points above the per annum rate otherwise applicable thereunder.

The Credit Agreement also contains certain affirmative and negative covenants, as well as other terms and conditions that are customary for term loans of this type.

The foregoing description of the Term Loan Agreement is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the Term Loan Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference into this Item 1.01.

Security Agreements

On August 7, 2017, in connection with the Credit Agreement, the Company entered into (i) a First Lien Guaranty and Security Agreement by and among the Company, the other grantors party thereto, and the Credit Agreement Agent (the “First Lien Security Agreement”) to grant a first lien security interest in all of such grantor’s as collateral provided therein to secure the obligations under the Credit Agreement and (ii) a First Lien Trademark Security Agreement, by and among the Company, the other grantors party thereto, and the Credit Agreement Agent (the “First Lien Trademark Security Agreement”) to grant a first lien security interest in certain trademark collateral as provided therein to secure obligations under the Credit Agreement. The foregoing descriptions of the First Lien Security Agreement and the First Lien Trademark Security Agreement are only summaries and do not purport to be complete, and such descriptions are qualified in their entirety by reference to the full text of the First Lien Security Agreement and the First Lien Trademark Security Agreement, copies of which are attached as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference into this Item 1.01.

On August 7, 2017, in connection with the Term Loan Agreement, the Company entered into (i) a Second Lien Guaranty and Security Agreement by and among the Company, the other grantors party thereto, and the Term Loan Agent (the “Second Lien Security Agreement”) to grant a second lien security interest in all of such grantor’s collateral as provided therein to secure the obligations under the Term Loan Agreement and (ii) a Second Lien Trademark Security Agreement, by and among the Company, the other grantors party thereto, and the Term Loan Agent (the “Second Lien Trademark Security Agreement”) to grant a second lien security interest in certain trademark collateral as provided therein to secure obligations under the Term Loan Agreement. The foregoing descriptions of the Second Lien Security Agreement and the Second Lien Trademark Security Agreement are only summaries and do not purport to be complete, and such descriptions are qualified in their entirety by reference to the full text of the Second Lien Security Agreement and the Second Lien Trademark Security Agreement, copies of which are attached as Exhibits 10.5 and 10.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference into this Item 1.01.

Intercreditor Agreement and Intercompany Subordination Agreement

On August 7, 2017, in connection with the Credit Agreement and the Term Loan Agreement, the Company acknowledged the terms and conditions under a Subordination and Intercreditor Agreement (the “Intercreditor Agreement”), dated as of August 7, 2017, by and among the Credit Agreement Agent and the Term Loan Agent to set forth the terms and conditions of the relationship between the lenders and the secured parties under the Credit Agreement and Term Loan Agreement. On August 7, 2017, the Company entered into an Intercompany Subordination Agreement (the “Intercompany Agreement”), dated as of August 7, 2017, by and among the Company and the other obligors named therein to agree to subordinate its indebtedness to the Credit Agreement Lenders and the Term Loan Lenders. The foregoing descriptions of the Intercreditor Agreement and the Intercompany Agreement are only summaries and do not purport to be complete, and such descriptions are qualified in their entirety by reference to the full text of the Intercreditor Agreement and the Intercompany Agreement, copies of which are attached as Exhibits 10.7 and 10.8, respectively, to this Current Report on Form 8-K and incorporated herein by reference into this Item 1.01.

Registration Rights Agreement

On the Effective Date, pursuant to the Plan, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with certain holders party thereto. Pursuant to the Registration Rights Agreement, any holder that, together with its affiliates, (i) beneficially owns 10% of the aggregate outstanding shares of the reorganized Company’s common stock, par value $0.01 (the “New Common Stock”) on the Effective Date and (ii) continues to beneficially own at least 5% of the aggregate outstanding shares of New Common Stock (“Demand Holder”), may request registration of its New Common Stock at any time under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-1 (“Long-Form Registration”), if Form S-3 is not available to the Company, or on Form S-3, or any similar short-form registration statement (“Short-Form Registration”), if available. The Company, however, is not required to conduct more than three Long-Form Registrations for each holder, but is required to conduct an unlimited number of Short-Form Registrations for each holder.

In addition, promptly after the Effective Date, the Company is required to use its reasonable best efforts to cause a shelf registration (“Shelf”) on Form S-1 to be declared effective as promptly as reasonably practicable thereafter for the offer and resale of the New Common Stock on a delayed or continuous basis. At any time and from time to time after the Shelf has been declared effective, any Demand Holder may request to sell all or any portion of their New Common Stock in an underwritten offering that is registered pursuant to the Shelf, and any holder may participate in such a Shelf takedown.

The foregoing description of the Registration Rights Agreement is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is incorporated as Exhibit 4.1 hereto and into this Item 1.01 by reference to Exhibit 4.2 of the Company’s Registration Statement on Form 8-A filed on August 8, 2017.

Warrant Agreement

On the Effective Date, pursuant to the Plan, the Company entered into a Warrant Agreement with American Stock Transfer & Trust Company, LLC (the “Warrant Agreement”), and issued warrants to purchase New Common Stock (the “Warrants”) to holders of the 2018 Notes and holders of certain claims relating to the rejection of executory contracts and unexpired leases, if any (the “Affected Classes”). Each Warrant is exercisable for one share of the reorganized Company’s New Common Stock, at an exercise price of $39.82 per share (the “Exercise Price”). The Warrants are equal to 1.0% of the Remaining Reorganized Nuverra Common Stock (as defined in the Plan) and the Exercise Price is based on an enterprise value of the Company equal to $507.6 million. As of the Effective Date, there are 118,137 Warrants outstanding to purchase 118,137 shares of New Common Stock. All unexercised Warrants will expire and become void, and the rights of the holders of such Warrants to purchase New Common Stock will terminate, as of 5:00 p.m. New York City time five years from the Effective Date or, in certain instances specified in the Plan, a longer term of up to seven years from the Effective Date.

The foregoing description of the Warrant Agreement is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the Warrant Agreement, which is incorporated as Exhibit 4.2 hereto and into this Item 1.01 by reference to Exhibit 4.4 of the Company’s Registration Statement on Form 8-A filed on August 8, 2017.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the Nuverra Parties’ emergence from the chapter 11 cases, all of the following agreements, and all outstanding interests and obligations thereunder, were terminated on the Effective Date:

•	Amended and Restated Credit Agreement, as amended through the Fourteenth Amendment thereto, dated as of February 3, 2014, by and among Wells Fargo Bank, National Association (“Wells Fargo”), the lenders named therein, and the Company;

•	Term Loan Credit Agreement, as amended through the Ninth Amendment thereto, dated as of April 15, 2016, by and among Wilmington, the lenders named therein, and the Company;

•	Indenture governing the Company’s 9.875% Senior Notes due 2018 (the “2018 Notes”), dated April 10, 2012, among the Company, its subsidiaries, and The Bank of New York Mellon, N.A.;

•	Indenture governing the Company’s 12.5%/10.0% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”), dated April 15, 2016, among the Company, Wilmington, and the guarantors party thereto;

•	Debtor-in-Possession Credit Agreement, dated as of April 30, 2017 and effective as of May 3, 2017, by and among the Company, the lenders party thereto, Wells Fargo, and other agents party thereto; and

•	Debtor-in-Possession Term Loan Credit Agreement, dated as of April 30, 2017, by and among the Company, the lenders party thereto, and Wilmington.

In addition, on the Effective Date, by operation of the Plan, all agreements, instruments, and other documents evidencing, relating to or connected with any equity interests of the Company issued and outstanding immediately prior to the Effective Date, including the issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Pre-Effective Date Common Stock”), and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no force or effect.

Item 2.03.	Creation of a Director Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the terms of the Plan, the Company issued the following securities:

•	7,900,000 shares of New Common Stock to the holders of the 2021 Notes, which represents 98.75% of the Remaining Reorganized Nuverra Common Stock;

•	100,000 shares of New Common Stock to the Affected Classes, which represents 1.25% of the Remaining Reorganized Nuverra Common Stock;

•	3,695,580 shares of New Common Stock to holders of Supporting Noteholder Term Loan Claims (as defined in the Plan) and to the Credit Agreement Lenders for the Exit Financing Commitment Fee (as defined in the Plan); and

•	118,137 Warrants, with an Exercise Price of $39.82 per share and an exercise term expiring five years from the Effective Date or, in certain instances specified in the Plan, a longer term of up to seven years from the Effective Date, to the Affected Classes, which represents an amount equal to 1.0% of the Remaining Reorganized Nuverra Common Stock.

The Company relied on Section 1145(a)(1) of the Bankruptcy Code as an exemption from the registration requirements of the Securities Act for the issuance of the New Common Shares issued to the holders of the 2021 Notes and the Affected Classes and the Warrants issued to the Affected Classes, and relied on Section 4(a)(2) of the Securities Act for exemption from registration for the New Common Stock issued to holders of Supporting Noteholder Term Loan Claims and to the Credit Agreement Lenders for the Exit Financing Commitment Fee. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act and state laws if three principal requirements are satisfied:

•	the securities must be issued under a plan of reorganization by the debtor, its successor under a plan, or an affiliate participating in a joint plan of reorganization with the debtor;

•	the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and

•	the securities must be issued either in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or principally in such exchange and partly for cash or property.

Item 3.03.	Material Modifications to Rights of Security Holders.

On the Effective Date, pursuant to the Plan, (i) all shares of the Company’s Pre-Effective Date Common Stock and all other previously issued and outstanding equity interests in the Company, and any rights of any holder in respect thereof, were cancelled and discharged and (ii) all agreements, instruments, and other documents evidencing, relating to or connected with the Pre-Effective Date Common Stock and all other previously issued and outstanding equity interests of the Company, and any rights of any holder in respect thereof, were cancelled and discharged and of no further force or effect.

The information set forth in Items 1.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As previously disclosed in Items 3.02 and 3.03 of this Current Report on Form 8-K, on the Effective Date and pursuant to the Plan, all previously issued and outstanding shares of the Company’s Pre-Effective Date Common Stock and previously issued and outstanding existing equity interests in the Company, and any rights of any holder in respect thereof, were cancelled and discharged, and the Company issued New Common Stock and Warrants pursuant to the Plan.

As a result of the issuance of the New Common Stock and the cancellation of the Pre-Effective Date Common Stock, certain affiliates of Ascribe Capital LLC (“Ascribe”) and certain affiliates of Gates Capital Management, L.P. (“Gates”) received in the aggregate 46.2% and 43.78%, respectively, of the issued and outstanding New Common Stock on the Effective Date.

Pursuant to the Plan, and as further described in Item 5.02 of this Current Report on Form 8-K, the members of the Company’s board of directors (the “Board”) prior to the Effective Date, other than Mark D. Johnsrud, the Company’s Chairman and Chief Executive Officer, were deemed to have resigned on the Effective Date. On the Effective Date, the Board is comprised of four directors, one appointed by Ascribe, two appointed by Gates, and Mr. Johnsrud. Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Ascribe has the right to appoint one additional member to the Board at any time and in its sole discretion.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On the Effective Date, pursuant to the terms of the Plan, the following directors were deemed to have resigned from the Board in connection with the Company’s emergence from the chapter 11 proceedings: William M. Austin, Edward A. Barkett, Tod C. Holmes, R.D. “Dan” Nelson, Dr. Alfred E. Osborne, Jr., J. Danforth Quayle, and Robert B. Simonds, Jr.

Appointment of Directors

On the Effective Date, the Board consists of four initial directors, which includes Mr. Johnsrud who has continued as a director along with three newly appointed directors. The new directors appointed to the Board on the Effective Date are as follows:

•	John B. Griggs: Mr. Griggs is the Chief Financial Officer of Rubicon Oilfield International, a Houston-based oilfield products manufacturing company he co-founded in early 2015. In this capacity, he oversees the company’s accounting, treasury/finance, tax, risk management, and corporate development functions and is also intimately involved in the establishment of high-level strategic plans and overall company leadership.

From 2011 through 2014, Mr. Griggs was a Managing Director at CSL Capital Management, an energy private equity firm. While at CSL, Mr. Griggs sponsored investments in and served on the boards of several oilfield services companies. From 2005 through 2011, Mr. Griggs was a Senior Vice President for the direct capital arm of the D.E. Shaw Group where he focused on direct debt and equity investments in energy companies, with a particular focus on energy services and equipment, midstream and downstream companies. Prior to the D.E. Shaw Group, Mr. Griggs was a member of the M&A investment banking team at Simmons & Company International. Mr. Griggs holds a B.A., from the University of Texas at Austin and an M.B.A., from the Harvard Business School, where he was a Baker Scholar.

•	Michael Y. McGovern: Mr. McGovern is currently the Chairman and Chief Executive Officer of Sherwood Energy, LLC, an aggregator of hydrocarbon reserves through direct ownership of working interests in oil and natural gas leases and currently serves as a Director for Cactus Wellhead, LLC, a manufacturer and servicer of pressure control equipment for offshore and onshore oil and gas production, and Fibrant LLC, a US unit of Fibrant BV, a Netherlands based global producer and supplier of high quality chemical performance products. From 2008 through 2017, Mr. McGovern has served as a director to the following public and private companies operating in the oil and gas and energy industries: Probe Holding Inc., a designer and manufacturer of measurement tools and systems for the global energy industry (2014-2017); Quicksilver Resources Inc., an oil and gas exploration and development company (2013-2016); Long Run Exploration Ltd., an oil and gas acquisition and exploration company (2008-2013); Columbia Chemical Company, a global provider of high quality carbon black additives (2010-2011); and Tronox, Inc. a global producer and marketer of titanium dioxide which is used such as paint, plastic and sunscreen. From September 2002 to August 2007, Mr. McGovern served as Chairman and Chief Executive Officer of Pioneer Companies, a chemical manufacturing company. From 1986 through 2002, Mr. McGovern served as Chief Executive Officer of a series of publicly listed oil and gas exploration and production companies: Coho Energy, Inc. (2000-2002); Edisto Resources Corporation (1993-1997); Convest Energy Corporation (1993-1997); Ironstone Group, Inc. (1986-1993); and American Natural Petroleum Company (1986-1993). From 1998 to March 2000, Mr. McGovern was Managing Director of Pembrook Capital Corporation, an energy investment company. Mr. McGovern has also previously served as Chairman of Vermillion Bay Exploration, Inc. and Executive Advisor to Cadent Energy Partners. Mr. McGovern holds a B.S. from Centenary College and attended the Freeman School of Business at Tulane University from 1973-1974 and the Loyola University New Orleans College of Law from 1979-1980.

•	Charles K. Thompson: Mr. Thompson is currently a Managing Partner of PinHigh Capital Partners, a Houston-based family office affiliated investment partnership with a focus on smaller private oil service and E & P investments. Mr. Thompson spent two years at Nomura Securities building the oil and gas investment banking business. From 2004-2014 he was an original partner of Legacy Partners Group, a boutique M&A firm based in NY that was sold to FBR Capital Markets in the fall of 2007. Mr. Thompson remained at FBR to run the energy investment banking practice where the focus was small cap oil service and E&P M&A and capital raising. From 1995-2003, he worked at CSFB in the energy investment banking group, where he was a Managing Director in the energy group. From 1990-1995, he was with Banque Paribas, where he helped found the energy group, helped build the commodity derivatives finance group and invested in oil and gas properties. Mr. Thompson began his career as a commercial banker at Manufacturers Hanover Trust Company. He holds a B.A. in geology from Williams College and attended the Columbia Business School summer program.

It is not yet known to which committee(s) the new Board members will be appointed. There are no material plans, contracts, or arrangements (whether or not written) to which the new Board members are a party or in which the new Board members participate or entered into in connection with their appointments to the Board.

Crabb Amended and Restated Employment Agreement

Pursuant to the Plan, on the Effective Date, the Company and Joseph M. Crabb, the Company’s Executive Vice President, Chief Legal Officer, and Corporate Secretary, entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”), which amends and restates in its entirety the Employment Agreement, dated February 5, 2016, between the Company and Mr. Crabb, as amended by the First Amendment to Employment Agreement, dated December 23, 2016, between the Company and Mr. Crabb. Pursuant to the Amended Employment Agreement, Mr. Crabb will continue to serve as the Company’s Executive Vice President, Chief Legal Officer, and Corporate Secretary for a three year term, with such term to be extended for an additional year beginning on the first day after the initial term and on each anniversary thereafter, unless either the Company or Mr. Crabb provide at least three months prior written notice of termination pursuant to the terms of the Amended Employment Agreement.

For Mr. Crabb’s services, he will continue to be paid his current base salary of $400,000, which may be increased by the Board at any time. In addition, Mr. Crabb will receive insurance benefits and shall be entitled to participate in any of the Company’s current or future incentive compensation plans and the management incentive plan adopted by the Company pursuant to the Plan following the Effective Date. In connection with the execution of the Amended Employment Agreement, Mr. Crabb is entitled to receive a $300,000 incentive bonus within fifteen days of the Effective Date, which is in lieu of any incentive compensation that could become payable to Mr. Crabb under a previously executed letter agreement between Mr. Crabb and the Company, and an additional retention bonus equal to $150,000 which will be earned on April 30, 2018 and paid no later than December 30, 2018.

In the event Mr. Crabb is terminated for Cause (as defined in the Amended Employment Agreement) or voluntarily terminates his employment without Good Reason (as defined in the Amended Employment Agreement) he shall be entitled to payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment. In the event Mr. Crabb is terminated without Cause or for Good Reason, in each case that occurs without connection to a Change of Control (as defined in the Amended Employment Agreement), Mr. Crabb shall be entitled to (i) payment of accrued and unpaid base salary, unused vacation, and reimbursement for expenses incurred through the last day of his employment, (ii) a lump sum severance pay amount equal to the sum of twenty-four months base salary in effective prior to the date of termination and twelve months of the Company’s COBRA premiums in effect on the date of termination, (iii) a lump sum amount equal to at least 100% of the bonus or bonuses attributable to the fiscal year during which the termination occurs based on actual performance results through the full fiscal year, and (iv) acceleration in full of the vesting and/or exercisability of all non-performance based equity awards outstanding. In the event Mr. Crabb is terminated without Cause or for Good Reason, either of which occurs within twelve months after a Change of Control, he shall be entitled to the payment described above with the following revisions: (i) Mr. Crabb will receive an additional lump sum severance payment equal to twelve months of the Company’s COBRA premiums in effect on the date of termination, (ii) in lieu of the lump sum bonus amount described above, he will receive a lump sum payment equal to 100% of all bonuses attributable to the fiscal year during which the termination occurs at target, and (iii) acceleration in full of all performance-based equity awards (in addition to acceleration of any time-based equity awards).

During and after termination of the Amended Employment Agreement, Mr. Crabb is obligated to maintain the Company’s confidential information in confidence. In addition, he agrees to certain non-competition and non-solicitation covenants for a one-year period following any termination of his employment.

The foregoing description of the Amended Employment Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Amended Employment Agreement, and such description is qualified in its entirety by reference to the full text of the Amended Employment Agreement, a copy of which is filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Johnsrud Amended and Restated Employment Agreement

Pursuant to the Plan, on the Effective Date the Nuverra Parties assumed the Amended and Restated Employment Agreement between Mr. Johnsrud and the Company, dated April 28, 2017. The Amended and Restated Employment Agreement was previously disclosed on the Company’s Current Report on Form 8-K filed on May 1, 2017, and filed as Exhibit 10.2 thereto.

The information set forth in the last paragraph of Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, pursuant to the terms of the Plan, the Company filed the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, the Company adopted the Third Amended and Restated Bylaws of the Company (the “Bylaws”). Descriptions of the material provisions of the Certificate of Incorporation and the Bylaws are contained in the Company’s Registration Statement on Form 8-A filed on August 8, 2017, which descriptions are incorporated herein by reference.

The foregoing descriptions of the Certificate of Incorporation and the Bylaws are summaries and do not purport to be a complete, and such descriptions are qualified in their entirety by reference to the full text of the Certificate of Incorporation and the Bylaws, copies of which are incorporated herein as Exhibits 3.1 and 3.2, respectively, which are in turn incorporated by reference to Exhibits 3.1 and 3.2, respectively, of the Company’s registration statement on Form 8-A filed on August 8, 2017.

Item 7.01.	Regulation FD Disclosure.

On August 11, 2017, the Company issued a press release announcing that the Plan became effective pursuant to its terms and the Nuverra Parties emerged from the chapter 11 cases. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

As previously disclosed by the Company on its Current Report on Form 8-K filed on May 5, 2017, the company began trading on the OTC Pink Marketplace under the symbol “NESCQ” as a result of filing the chapter 11 cases. As a result of the cancellation of the Pre-Effective Date Common Stock, the Pre-Effective Date Common Stock ceased trading and was removed from the OTC Pink Marketplace. Pursuant to the Plan, the Company is using its best efforts to have the New Common Stock listed on the NYSE American Stock Exchange as soon as reasonably practicable following the Effective Date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Debtors Amended Prepackaged Plans of Reorganization, dated June 23, 2017 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 31, 2017)

3.1	Second Amended and Restated Certificate of Incorporation of Nuverra Environmental Solutions, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 8, 2017)

3.2	Third Amended and Restated Bylaws of Nuverra Environmental Solutions, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 8, 2017)

4.1	Registration Rights Agreement, dated as of August 7, 2017, by and among Nuverra Environmental Solutions, Inc. and the holders party thereto (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 8, 2017)

4.2	Warrant Agreement, dated as of August 7, 2017, between Nuverra Environmental Solutions, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 8, 2017)

10.1*	First Lien Credit Agreement, dated as of August 7, 2017, by and among ACF FinCo I, LP, the lenders party thereto, and the Company

10.2*	Second Lien Term Loan Credit Agreement, dated as of August 7, 2017, by and among Wilmington Savings Fund Society, FSB, the lenders party thereto, and the Company

10.3*	First Lien Guaranty and Security Agreement, dated as of August 7, 2017 by and among the Company, the other grantors party thereto, and ACF FinCo I, LP

10.4*	First Lien Trademark Security Agreement, dated as of August 7, 2017, by and among the Company, the other grantors party thereto, and the Credit Agreement Agent

10.5*	Second Lien Guaranty and Security Agreement, dated as of August 7, 2017, by and among the Company, the other grantors party thereto, and Wilmington Savings Fund Society, FSB

10.6*	Second Lien Trademark Security Agreement, dated as of August 7, 2017, by and among the Company, the other grantors party thereto, and Wilmington Savings Fund Society, FSB

10.7*	Subordination and Intercreditor Agreement, dated as of August 7, 2017, by and among the ACF FinCo I, LP and Wilmington Savings Fund Society, FSB

10.8*	Intercompany Subordination Agreement, dated as of August 7, 2017, by and among the Company and the other obligors named therein

10.9*	Amended and Restated Employment Agreement, dated August 7, 2017, between Joseph M. Crabb and the Company

99.1*	Press Release, dated August 11, 2017

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: August 11, 2017	By:	/s/ Joseph M. Crabb
Name: Joseph M. Crabb
Title: Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Debtors Amended Prepackaged Plans of Reorganization, dated June 23, 2017 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 31, 2017)

3.1	Second Amended and Restated Certificate of Incorporation of Nuverra Environmental Solutions, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 8, 2017)

3.2	Third Amended and Restated Bylaws of Nuverra Environmental Solutions, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 8, 2017)

4.1	Registration Rights Agreement, dated as of August 7, 2017, by and among Nuverra Environmental Solutions, Inc. and the holders party thereto (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 8, 2017)

4.2	Warrant Agreement, dated as of August 7, 2017, between Nuverra Environmental Solutions, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 8, 2017)

10.1*	First Lien Credit Agreement, dated as of August 7, 2017, by and among ACF FinCo I, LP, the lenders party thereto, and the Company

10.2*	Second Lien Term Loan Credit Agreement, dated as of August 7, 2017, by and among Wilmington Savings Fund Society, FSB, the lenders party thereto, and the Company

10.3*	First Lien Guaranty and Security Agreement, dated as of August 7, 2017 by and among the Company, the other grantors party thereto, and ACF FinCo I, LP

10.4*	First Lien Trademark Security Agreement, dated as of August 7, 2017, by and among the Company, the other grantors party thereto, and the Credit Agreement Agent

10.5*	Second Lien Guaranty and Security Agreement, dated as of August 7, 2017, by and among the Company, the other grantors party thereto, and Wilmington Savings Fund Society, FSB

10.6*	Second Lien Trademark Security Agreement, dated as of August 7, 2017, by and among the Company, the other grantors party thereto, and Wilmington Savings Fund Society, FSB

10.7*	Subordination and Intercreditor Agreement, dated as of August 7, 2017, by and among the ACF FinCo I, LP and Wilmington Savings Fund Society, FSB

10.8*	Intercompany Subordination Agreement, dated as of August 7, 2017, by and among the Company and the other obligors named therein

10.9*	Amended and Restated Employment Agreement, dated August 7, 2017, between Joseph M. Crabb and the Company

99.1*	Press Release, dated August 11, 2017

*	Filed herewith